Exhibit 10.8A

SHARE OPTION AGREEMENT

THIS AGREEMENT made on [________]

AMONG:

Xenon Pharmaceuticals Inc., a company incorporated under the laws of Canada

(the “Company”)

AND:

«First_Name» «Last_Name» of «Address», «City», «StateProv» «Country» «ZipPostal»

(the “Optionee”)

WHEREAS:

A.

The Optionee is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or of an Affiliate of the Company or a person otherwise approved by the Board of Directors as “Eligible Persons”; and

B.

The Company considers that the grant to the Optionee of an option to purchase Common Shares in the capital of the Company will promote the interests of the Company by furnishing the Optionee with greater incentive to further develop and promote the business and financial success of the Company and by furthering the identity of interest of the Optionee with the shareholders of the Company generally through share ownership in the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual premises and respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.1	Definitions

In this Agreement unless there is something in the subject matter or context inconsistent therewith, words and terms used herein will have the meanings set forth.  To the extent a capitalized term is used herein and not otherwise defined, it shall have the meaning prescribed under the Plan:

(1)	“Affiliate” has the meaning ascribed thereto under the Canada Business Corporations Act in effect on the date hereof;

(2)	“Board of Directors” means the board of directors of the Company for the time being;

(3)	“Business Day” means a day other than Saturday, Sunday and any other day which is a legal holiday in British Columbia;

(4)	“Common Shares” means common shares without par value in the capital of the Company;

(5)	“Expiry Date” means the close of business on ● or such later date as may be extended pursuant to the terms of the Plan;

(6)	“Option” means the option to purchase Common Shares granted by this Agreement;

(7)	“Option Exercise Form” has the meaning under Section 2.4 of this Agreement;

(8)	“Plan” means the 2014 Equity Incentive Plan of the Company adopted by the Board of Directors on April 25, 2014, as the same may from time to time be supplemented or amended and in effect;

(9)

“Retirement” means retirement as an employee and/or officer of the Company, and if there is any question on whether a cessation of employment is by way of a retirement or not, the determination by the Chief Executive Officer (or in his absence or in the case of a situation involving the cessation of employment of an executive officer of the Company, the Compensation Committee of the Board of Directors or the independent members of the Board of Directors) shall be conclusive and binding on the Optionee;

(10)	“Separate Agreement” has the meaning under Section 2.2 of this Agreement;

(11)	“subsidiary” has the meaning ascribed thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re‑enacted.

1.2	Interpretation

For the purposes of this Agreement, except as otherwise provided:

(1)	“this Agreement” means this Share Option Agreement as it may from time to time be supplemented or amended and in effect, and which is deemed to be an Award Agreement in accordance with the Plan;

(2)	all references in this Agreement to “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(3)	the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(4)	the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(5)

the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limiting whether or not non‑limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto;

(6)	where the time for doing an act falls or expires on a day other than a Business Day, the time for doing such act is extended to the next day which is a Business Day;

(7)

any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force from time to time and any statute or regulation that has the effect of supplementing or superseding such statute or regulation; and

(8)	any other capitalized terms not defined herein but defined in the Plan shall have the meaning as set out in the Plan.

ARTICLE II

THE OPTION

2.1	Grant

Subject to the provisions of this Agreement and all the terms of the Plan, the Company hereby grants to the Optionee an option to purchase «Options» Common Shares at an exercise price of $ ● per share. [NTD:  Add the following language if designated as such by the board in its resolutions: This Option is intended to be an Incentive Share Option for U.S. tax purposes.]

2.2	Expiry of Option

Subject to the terms of the Plan (including but not limited to section 7.1(e)(v) of the Plan), the provisions of this Agreement below, and/or any employment or service agreement, offer letter, change in control severance agreement, or any other agreement that, prior to the date of this Agreement, has been entered into between the Optionee and the Company or any subsidiary of the Company or any Affiliate of the Company (such agreement, a “Separate Agreement”), the Option will expire upon the earliest to occur of the following:

(1)	the Expiry Date;

(2)

the date which is 90 days after the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company or any of its subsidiaries or any of its Affiliates without Cause or due to voluntary termination of employment by the Optionee (other than Retirement);

(3)	the date which is 180 days from the date Optionee ceases to be an “Eligible Person” due to Retirement; and
(4)

the date on which the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company or any of its subsidiaries or any of its Affiliates for Cause or material breach of the Eligible Person’s duty to the Company or any of its subsidiaries or any of its Affiliates;

(5)	the date which is 365 days from the date Optionee ceases to be an “Eligible Person” due to disability; and
(6)	the date which is 365 days from the date Optionee ceases to be an “Eligible Person” due to death;

however, in the event of the death of the Optionee occurring during the time period specified in subsections 2.2(2) and 2.2(4) above, subject to earlier expiry on the Expiry Date, the Option will expire on the date which is 365 days after the date the Optionee ceased to be an “Eligible Person”.

For greater certainty for the purpose of this Agreement and the Plan, the date on which the employment of an Optionee is terminated without Cause or pursuant to voluntary resignation shall be deemed to be the last day the Optionee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any period following such date during which the Optionee is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice.

Further, and notwithstanding the above, and for greater certainty for the purposes of this Agreement and the Plan, if the Optionee’s employment is terminated by the Company, any of its subsidiaries or any of its Affiliates and prior thereto, concurrently therewith or immediately thereafter the Optionee commences employment with the Company, any of its subsidiaries or any of its Affiliates, as the case may be, the Optionee will not cease to be an “Eligible Person” and the determination of the expiry date of the Option pursuant to subsection 2.2(2) will not apply to such event.

2.3	Nontransferability of Option

The Option is not transferable or assignable and is exercisable only by the Optionee or, in the event of the death of the Optionee or the appointment of a committee or duly appointed attorney of the Optionee or of the estate of the Optionee on the grounds that the Optionee is incapable, by reason of physical or mental infirmity, of managing his affairs, the Optionee's legal representative or such committee or attorney, as the case may be (the “Legal Representative”).

2.4	Manner of Exercise

Subject to the terms of the Plan, the Option may be exercised by (i) delivering to the Company, prior to the expiry of the Option, an option exercise form duly executed by the Optionee or its Legal Representative (the “Option Exercise Form”) substantially in the form of Schedule “A”  completed and executed in a manner acceptable to the Company, acting reasonably, or (ii) in a manner and pursuant to such procedures as the Board of Directors may determine, which will state the election to exercise the Option (with appropriate proof of completion of such exercise procedure) (the “Alternative Exercise Procedure”). The Option Exercise Form or the completion of the Alternative Exercise Procedure (as applicable) must be accompanied by payment in full for the number of Common Shares in respect of which the Option is being exercised in lawful currency of the United States of America, in cash, bank draft, certified cheque or other form of payment acceptable to the Company, made payable to the Company at its principal place of business at the time of the exercise of the Option.

Payment of the aggregate exercise price will be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) cheque; (c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or (d) surrender of other Common Shares which have a Fair Market Value Price on the date of surrender equal to the aggregate exercise price of the exercised Common Shares, provided that accepting such Common Shares, in the sole discretion of the Board of Directors, will not result in any adverse accounting consequences to the Company.

At the time the Optionee exercises the Option, in whole or in part, and at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee by the Company, any of its subsidiaries or any of its Affiliates and otherwise agree to make adequate provision for any sums required to satisfy the U.S. and Canadian federal, provincial, state, local and foreign tax withholding obligations of the Company, its subsidiaries or its Affiliates, if any, which arise in connection with the exercise of the Option.

The Optionee may not exercise the Option unless the tax withholding obligations of the Company, any of its subsidiaries and/or any of its Affiliate are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company will have no obligation to issue a certificate for such Common Shares, unless such obligations are satisfied.

2.5	Issuance of Shares

The Company will have no obligation to issue Common Shares upon the exercise of the Option unless the Board of Directors is satisfied that the issuance of such Common Shares to the Optionee will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may from time to time be listed or posted for trading.  In particular, if required by any regulatory authority to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may from time to time be listed or traded, shareholder approval to the grant of this Option must be obtained prior to the exercise of the Option or to the amendment of this Agreement.

2.6	Compliance with Laws

The Board of Directors may from time to time take such steps and require such documentation from the Optionee which in its opinion is necessary or desirable to ensure compliance with all applicable laws.  The Board of Directors may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the exercise of any Option in order to ensure such compliance, including the endorsement of a legend on any certificate representing Common Shares acquired on the exercise of the Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.

2.7	Delivery of Share Certificates

Subject to Sections 2.5 and 2.6, the Company will as soon as practicable after receipt of the Option Exercise Form or the confirmation of the completion of the Alternative Exercise Procedure and the payment referred to in Section 2.4 issue and deliver a certificate or certificates representing the Common Shares so purchased.

2.8	Vesting

Unless otherwise specified by the Board in the terms of grant and subject to the terms of the Plan and any Separate Agreement (if applicable), the Common Shares subject to the Options granted under this Agreement will vest and be available to the Optionee to purchase (prior to expiry of the Options as provided for in Section 2.2 above) as follows:

(1)	1/4 (one quarter) on first anniversary of the grant of the Option; and

(2)	1/48 (one forty-eighth) on a monthly basis over the three (3) years following the first anniversary of the grant of the Option, in equal amounts, on the last day of each month;

provided that:

(3)

if the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company or any of its subsidiaries or any of its Affiliates without Cause or alleged constructive dismissal or due to voluntary termination by the Optionee (other than Retirement), all Common Shares subject to Options granted under this Agreement which are not yet available for purchase as provided for above (the “Unvested Options”) will immediately be cancelled on the effective date of such termination, which shall be deemed to be the last day the Optionee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and no statutory, contractual or common law notice entitlement or any entitlement to compensation in lieu of such notice shall operate to extend the vesting of Options past said deemed termination date;

(4)

if the Optionee ceases to be an “Eligible Person” due to voluntary termination of employment by the Optionee (other than Retirement), all Unvested Options will immediately be cancelled on the effective date of such termination;

(5)

if the Optionee ceases to be an “Eligible Person” due to termination by the Company, any of its subsidiaries or any of its Affiliates of the Optionee’s employment for Cause, all Unvested Options will immediately be cancelled on the date when the Company, its subsidiary or its Affiliate, as the case may be, notifies the Optionee of such termination;

(6)

if the Optionee ceases to be an “Eligible Person” due to Retirement, all Unvested Options will immediately be cancelled on the date of Retirement unless the Board of Directors has expressly granted continued vesting after Retirement in accordance with the schedule provided for in Subsections 2.8(1), (2) and (3) or such other schedule at the Board of Directors’ discretion;

(7)

if the Optionee ceases to be an “Eligible Person” due to disability or before the expiry of the period for exercise as provided for in Subsections 2.2(2) and 2.2(4) above, all Unvested Options will be immediately be cancelled on the date the Optionee ceases to be an Eligible Person; and

(8)

if the Optionee dies before ceasing to be an “Eligible Person” or before the expiry of the period for exercise as provided for in Subsections 2.2(2) and 2.2(4) above, all Unvested Options will be immediately cancelled on the date of death.

Notwithstanding the above, the vesting of the Common Shares subject to the Options shall be subject to any vesting acceleration provisions applicable to this Option contained in the Plan and/or any Separate Agreement.

Further, and notwithstanding the above, and for greater certainty for the purposes of this Agreement and the Plan, if the Optionee’s employment is terminated by the Company, any of its subsidiaries or any of its Affiliates and prior thereto, concurrently therewith or immediately thereafter the Optionee commences employment with the Company, any of its subsidiaries or any of its Affiliates, as the case may be, the Optionee will not cease to be an “Eligible Person” and the vesting of the Option will not change as a result of such event.

Further, and notwithstanding the above, the Board of Directors may at its discretion accelerate the period of time in which any Unvested Options may become exercisable, provided that the Board of Directors determines that such acceleration is appropriate and in the best interest of the Company in the circumstances and it is agreed and acknowledged that there is no obligation on the Board of Directors to exercise such discretion nor shall the Board of Directors be required to provide reasons for exercise or non-exercise of such discretion.

ARTICLE III

ADJUSTMENTS

3.1	Adjustments

This Agreement will be amended by the Company unilaterally (without the need of consent or notice to the Optionee) upon the occurrence of the events referred to in Section 10.3(a) of the Plan so that the rights of the Optionee hereunder, including the number of Common Shares that may be purchased on the exercise of the Option and the Exercise Price at which such Common Shares may be purchased, will be adjusted in accordance with the provisions set forth in the Plan.  Successive adjustments will be made in the case of the occurrence of more than one such event as provided for therein, but, in the case of each such event, only from and after the occurrence of such event.  Until the occurrence of such event, the rights of the Optionee hereunder, including the number of Common Shares that may be purchased on the exercise of the Option and the Exercise Price at which such Common Shares may be purchased, will remain unamended as set out herein.

ARTICLE IV

COVENANTS AND REPRESENTATIONS

4.1	Representations and Covenants of the Company

(1)

The Company hereby covenants that it will reserve or cause to be reserved for allotment sufficient Common Shares for issue to the Optionee of all Common Shares which are issuable from time to time under the Option.

(2)

The Company represents that the Optionee is a bona fide employee of the Company or of a subsidiary of the Company or of an Affiliate of the Company or an individual employed by a person which is providing management services to the Company (other than investor relations) or of a subsidiary of the Company or of an Affiliate of the Company or a person who is approved as an “Eligible Person” by the Board of Directors.

4.2	Representations and Covenants of the Optionee

The Optionee hereby represents and covenants that:

(1)

the Optionee is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or of an Affiliate of the Company or a person who is approved as an “Eligible Person” by the Board of Directors on the date of grant;

(2)

the Optionee’s participation in the Plan is voluntary and the Optionee has not been induced to enter into this Agreement by the expectation of employment or continued employment with the Company or any subsidiary of the Company or any Affiliate of the Company or any person providing management services to the Company or any subsidiary of the Company or any Affiliate of the Company;

(3)

the Optionee is aware that the grant of the Option and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document (other than a registration statement on Form S-8 with the United States Securities and Exchange Commission) qualifying the distribution of the Options or the Common Shares to be distributed thereunder under any applicable securities laws and if such exemption for any reason becomes unavailable, the obligation of the Company to grant any Options or issue any Common Shares upon the exercise of an Option will cease;

(4)

if the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company, any of its subsidiaries or any of its Affiliates without cause or alleged constructive dismissal or due to voluntary termination by the Optionee (other than Retirement), the Optionee will not make any claims for continued vesting of Unvested Options past the effective date of such termination, which shall be deemed to be the last day the Optionee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and will not make any claims for compensation in lieu of statutory, contractual or common law notice or damages relating thereto;

(5)

if the Optionee or the Legal Representative of the Optionee exercises the Option, the Optionee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased upon the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may be listed or posted for trading, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States; and

(6)

the Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities and the Optionee will not make any claim against the Company, any of its subsidiaries, any of its Affiliates or any of their respective officers, directors or employees related to tax liabilities arising from the Options or any of the Optionee’s other compensation.

ARTICLE V

MISCELLANEOUS

5.1	Special Provisions for Incentive Share Options

(1)

For U.S. taxpayers, if the Option is designated in this Agreement as an Incentive Share Option, this Option is intended to qualify as an Incentive Share Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  However, if this Option is intended to be an Incentive Share Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonqualified Share Option. Further, if for any reason this Option (or portion thereof) will not qualify as an Incentive Share Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Share Option granted under the Plan.  In no event will the Board of Directors, the Company, any of its subsidiaries, any of its Affiliates, any parent or any of their respective employees or directors have any liability to the Optionee (or any other person) due to the failure of the Option to qualify for any reason as an Incentive Share Option.

(2)

Further, if the Option granted to the Optionee herein is an Incentive Share Option, and if the Optionee sells or otherwise disposes of any of the Common Shares acquired pursuant to the Incentive Share Option on or before the later of (i) the date two (2) years after the grant date, or (ii) the date one (1) year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to U.S. and Canadian federal, provincial, state, local and foreign income tax withholding by the Company on the compensation income recognized by the Optionee.

5.2	Section 409A

Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in (i) income recognition by the Optionee prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The Discount Option may also result in additional state income, penalty and interest charges to the Optionee. The Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the grant date in a later examination.  The Optionee agrees that if the IRS determines that the Option was granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the grant date, the Optionee will be solely responsible for the Optionee’s costs related to such a determination.

5.3	Notices

Any notice or other communication required or permitted to be delivered under this Agreement will be considered delivered only if in writing and when it is actually delivered (which delivery may be by telex, telecopy or other telecommunications device) to the attention of the party to whom it is intended at the principal business address of the Company, if addressed to the Company, or to the address specified above, if to the Optionee, or to such other address as such party may designate to the other party by notice in writing delivered in accordance with this Section.

5.4	Interpretation

Any question arising as to the interpretation of this Agreement will be determined by the Board of Directors and, absent manifest error, such determination will be conclusive and binding on the Company and the Optionee.

5.5	Further Assurances

Each of the parties hereto will, on demand by the other party hereto, execute and deliver all such further documents and instruments and do all such further acts and things as the party may either before or after the execution and delivery of this Agreement reasonably request to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

5.6	Severability

If any provision of this Agreement is determined to be void, illegal or unenforceable, such provision will be construed to be separate and severable from this Agreement and will not impair the validity, legality or enforceability of any other provision of this Agreement and the remainder of this Agreement will continue to be binding on the parties hereto as if such provision had been deleted.

5.7	No Assignment

Neither this Agreement nor the Option may be assigned, transferred or charged in whole or in part by the Optionee, and any purported assignment, transfer or charge shall cause this Agreement and the Option to lapse forthwith and be null and void after that time.

5.8	Amendment

No amendment shall be made to this Agreement unless all applicable rules and regulations of all regulatory authorities to which the Company is subject have been complied with.

5.9	Burden and Benefit

This Agreement will be binding upon and will enure to the benefit of the Company and its successors and assigns and the Optionee and, if applicable, his Legal Representative.

5.10	Time

Time will be of the essence in this Agreement.

5.11	Governing Law and Jurisdiction

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia.  Subject to any written agreement between the parties, the parties will submit all their disputes arising out of or in connection with this Agreement to the exclusive jurisdiction of the courts of British Columbia.

5.12	Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means, including, without limitation, by posting them on a website maintained by the Company or a third party under contract with the Company or through such methods indicated in this Agreement.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

If the Company posts such documents on a website, it shall notify Participant by e-mail or such other reasonable manner as then determined by the Company.

5.13	Incorporation of the terms of the Plan

This Agreement shall be deemed to have incorporated all the terms of the Plan and the Options granted hereunder shall be subject to the terms of the Plan.  In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XENON PHARMACEUTICALS INC.

By:  ____________________________

Title: Corporate Secretary

Signed by «First_Name» «Last_Name» in the presence of: _______________________________________ Name _______________________________________ Address _______________________________________	) ) ) ) ) ) _______________________________ ) «First_Name» «Last_Name» ) ) )

SCHEDULE “A”

OPTION EXERCISE FORM

TO:	Xenon Pharmaceuticals Inc. 200-3650 Gilmore Way Burnaby, BC, V5G 4W8

The undersigned hereby irrevocably gives notice, pursuant to the 2014 Equity Incentive Plan (the “Plan”) of Xenon Pharmaceuticals Inc. (the “Company”) and the share option agreement between the Company and the undersigned made on the ______ day of ___________________, 20______ (the “Share Option Agreement”), of the exercise of the option (the “Option”) granted to the undersigned pursuant to the Plan and the Share Option Agreement and hereby irrevocably agrees to purchase (select applicable item):

all of the common shares; or

____________ of the total number of common shares which may be purchased under the Option.

Calculation of total Exercise Price (as defined in the Plan):

number of common shares to be acquired on exercise:	____________	common shares
times the exercise price per common share:	$ ____________
TOTAL EXERCISE PRICE, enclosed herewith:	$ ____________

The undersigned tenders to Xenon Pharmaceuticals Inc. herewith an amount equal to the total exercise price for the common shares being purchased, as calculated above, plus any amounts necessary to satisfy the tax withholding  obligations in connection with such purchase.  The exercise price may be satisfied pursuant to any of the authorized means set forth under Section 2.4 of the Share Option Agreement.

The undersigned directs the Company to issue the share certificate evidencing the common shares in the name of the undersigned to be mailed to the undersigned at the following address:

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the common shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the common shares subject to the Option, notwithstanding the exercise of the Option.  The common shares so acquired will be issued in the name so designated above as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10.3(a) of the Plan.

The undersigned understands that the undersigned may suffer adverse tax consequences as a result of the purchase or disposition of the common shares.  The undersigned represents that the undersigned has consulted with any tax consultants the undersigned deems advisable in connection with the purchase or disposition of the common shares and that the undersigned is not relying on the Company, any of its subsidiaries or any of its Affiliates for any tax advice.

This notice and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia.  Subject to any written agreement between the parties, the parties will submit all their disputes arising out of or in connection with this notice to the exclusive jurisdiction of the courts of British Columbia.

DATED the ______ day of ____________, ______

Signature of Witness	Signature of Participant

Name of Witness (please print)	Name of Participant (please print)